UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2025
Butterfly Network, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39292	84-4618156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 District Avenue Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 557-4800
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BFLY	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	BFLY WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On November 17, 2025, Butterfly Network, Inc. (the “Company”), through its wholly owned subsidiary BFLY Operations, Inc., entered into a Co-Development and Licensing Agreement (the “Agreement”) with Midjourney, Inc. (“Midjourney”) relating to the Company’s semiconductor-based ultrasound technology. Pursuant to the Agreement, the Company has granted Midjourney an exclusive, non-transferable license, within a specified field of use, to access and use certain of the Company’s ultrasound-on-chip technology, software, and backend technology, subject to the Agreement.
Under the terms of the Agreement, Midjourney will pay the Company a one-time non-recurring fee of $15 million and a $10 million annual license fee, payable quarterly during the term of the Agreement. The Agreement also contemplates that Midjourney will make (i) additional payments of up to $9 million upon the achievement of specified milestones, (ii) certain revenue sharing payments in connection with Midjourney’s commercialization of hardware products incorporating Company chips, and (iii) payments in connection with any purchases of chips from the Company.
The Agreement has a five-year term, subject to earlier termination for certain breaches and insolvency events. The Agreement also includes customary confidentiality, intellectual property ownership and license-back provisions and provides Midjourney an option to upgrade its license in certain circumstances.
The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUTTERFLY NETWORK, INC.

	By:	/s/ Joseph M. DeVivo
	Name:	Joseph M. DeVivo
	Title:	Chief Executive Officer, President, and Chairman of the Board

Date: November 18, 2025